Exhibit 10.43

3(i) Award Agreement

Award Agreement

This Award Agreement (the “Award Agreement”) is made as of ________, 201_ by and between (the "Date of Grant"):

1.	Nano Vibronix Inc., a Delaware corporation (the "Company"); and

2.	_________________________________________, an Israeli resident holding identity card number ____________ residing at ___________________, Israel / a company incorporated under the laws of the State of Israel, corporate registration number* ____________, residing/having its principal place of business* at _____________________________, Israel (the "Participant").

(each of the Company and the Participant shall be referred to as "Party", and collectively, the "Parties")

WHEREAS, the Company has adopted that certain 2014 Long-Term Incentive plan (the "Plan") and the Israeli Appendix to the Plan (the "Appendix"); and

WHEREAS, on __________ the Administrator of the Company has resolved to grant the Participant ________ Stock Options, each to purchase one (1) share of Common Stock of the Company, par value of USD 0.001 each (the “Stock Options”), at an exercise price per share of Common Stock of USD ______ (the "Exercise Price"); and

WHEREAS, the Participant wishes to accept the abovementioned grant of the Stock Options in accordance with the terms and conditions specified in the Plan, the Appendix and this Award Agreement hereunder;

NOW, THEREFORE, the Parties agree as follows:

1.	Interpretation. Any capitalized term not specifically defined in this Award Agreement shall have the meaning ascribed thereto in the Plan, the Appendix, Section 3(i) as defined herein, the Company’s constituting documents in effect from time to time and in any other document to which reference may be made in any of the above.

2.	The Stock Options and shares of Common Stock resulting from their exercise and any additional rights, which may be distributed to the Participant in connection with the Stock Options (“Additional Rights”), shall be allocated to him, subject to the Plan, the Appendix, this Award Agreement and Section 3(i) of the Israeli Income Tax Ordinance [New Version], 5763-1961 (the "Ordinance") and the rules and regulations promulgated thereunder (“Section 3(i)”). Collectively, the shares of Common Stock and the Additional Rights shall be referred to as the “Shares”. A copy of the Plan and the Appendix are attached herewith as Exhibit A and made an integral part of this Award Agreement.

3.	Unless otherwise determined by the Administrator, all Stock Options granted to the Participant hereunder shall, subject to the Participant's continued service to the Company or its Affiliates, become vested and exercisable in accordance with the vesting schedule detailed below/*shall become fully vested and exercisable on the date hereof. The Stock Options shall vest over a period of years, commencing on _____________ (the "Vesting Commencement Date"), as follows: _______ Stock Options shall vest upon the lapse of the first anniversary of the Vesting Commencement Date (i.e., _______, 20__) and thereafter, the remaining _________ Stock Options shall vest on a three-month basis (until the fourth anniversary of the Vesting Commencement Date), so that upon the lapse of each such consecutive 3-month period, ___ Stock Options shall become vested. The following table reflects the aforesaid vesting schedule:

3(i) Award Agreement

Number of Stock Options	Vesting Date

4.	Method of Exercise. The Participant may exercise all or part of any Stock Options (but not for fractional shares of Common Stock) that have, at the time of such exercise, vested in accordance with the foregoing vesting schedule, by delivery of a written exercise notice to the company (the "Exercise Notice"). The Exercise Notice shall set forth the number of shares of Common Stock with respect to which the Stock Options are to be exercised, in the form attached as Exhibit B to this Award Agreement, and such other representations and agreements as may be reasonably required by the Company for such purposes. In addition to the foregoing, the Participant hereby agrees and undertakes to sign any and all documents that may be required by Applicable Law for the purpose of exercising the Stock Options. In order for the Exercise Notice to become effective, the Exercise Notice must be accompanied by: (1) payment of the consideration with an amount equal to the total Exercise Price for the shares of Common Stock to be purchased, which may be provided in any one or more of the ways specified in Section 8.3(b) of the Plan, and (2) payment of the aggregate withholding taxes due with respect to the exercised shares of Common Stock, if applicable. Stock Options shall be deemed to be exercised two (2) business days following receipt by the Company of such fully executed Exercise Notice accompanied by the Exercise Price and withholding taxes due with respect to the exercised shares of Common Stock, if applicable, all as set forth herein (the "Exercise Date"). For the avoidance of doubt, the Participant may not exercise any Stock Options prior to the full payment of the relevant tax liabilities arising from those Stock Options.

5.	No Shares shall be issued pursuant to the exercise of a Stock Option unless such issuance and such exercise comply with Applicable Law. If any Applicable Law or regulation requires the Company to take any action with respect to the Shares specified in such Exercise Notice before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

6.	Voting Rights. Pursuant to the terms set forth in the Plan, the Appendix, and, when applicable, subject to the provisions of Section 3(i), any Shares granted or issued upon exercise of Stock Options, shall be voted, only following registration of the Participant as a stockholder in the stock ledger of the Company.

7.	Approval of the Participant. The Participant confirms as follows:

7.1.	It has read the Plan and the Appendix and understands and accepts their terms and conditions. It is aware of the fact that the Company agrees to grant it the Stock Options and/or Shares based on its confirmations contained herein; it further represents that it understands and undertakes to comply with all of the provisions of the Plan and Appendix.

7.2.	It understands the provisions of Section 3(i) and the applicable tax track of this grant of Stock Options and/or Shares.

7.3.	It hereby acknowledges and agrees that this Award Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement with or by the Company or its Affiliates and shall not interfere in any way with its right or the Company's or its Affiliates’ right to terminate such engagement.

3(i) Award Agreement

7.4.	It hereby acknowledges and agrees that the Company may assign any of its rights under this Award Agreement to a single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors to, and assigns of, the Company. Subject to the restrictions on transfer set forth herein and in the Plan and Appendix, this Award Agreements shall be binding upon Participant and its heirs, executors, successors and assigns.

7.5.	It hereby confirms that it read this Award Agreement thoroughly, received all the clarifications and explanations it has requested, and understands the contents of this Award Agreement and the obligations it undertakes in signing it.

7.6.	PARTICIPANT ACKNOWLEDGES THAT it IS FAMILIAR WITH THE ENGLISH LANGUAGE AND DOES NOT REQUIRE TRANSLATION OF THIS agreement AND ANY ANNEXED DOCUMENTS TO ANY OTHER LANGUAGE. it FURTHER ACKNOWLEDGES THAT it HAS BEEN ADVISED BY THE COMPANY THAT it MAY CONSULT AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT AND THAT it HAS BEEN AFFORDED AN OPPORTUNITY TO DO SO.

המשתתף, מקבל האופציות ו/או המניות, מצהיר/ה בזאת כי השפה האנגלית מוכרת לו וכי אינו זקוק/ה לתרגום של הסכם זה והמסמכים המצ"ב לשפה אחרת. הוא גם מצהיר/ה ומודיע/ה כי הומלץ בפניו על ידי החברה לקבל ייעוץ משפטי בקשר להסכם זה בטרם החתימה עליו וכי ניתנה לו הזדמנות נאותה לעשות כן.

8.	In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, other than with respect to the vesting schedule and Exercise Price, the terms and conditions of the Plan shall prevail. If there is a conflict between the terms of the Plan and any provision of the Ordinance this Award Agreement shall govern and prevail.

IN WITNESS WHEREOF, the Parties hereto have executed this Award Agreement as of the Date of Grant.

Nano Vibronix Inc.	Printed Name of Participant

Name:__________________
Title:___________________
Date:___________________

Attachments:

▪	Exhibit A: Nano Vibronix Inc. 2014 Long-Term Incentive Plan and 2012 Israeli Appendix
▪	Exhibit B: Notice of Exercise

3(i) Award Agreement

Exhibit A

Nano Vibronix Inc.

2014 Long-Term Incentive Plan

and Israeli Appendix

3(i) Award Agreement

Exhibit B

Notice Of Exercise

Nano Vibronix Inc.

105 Maxess Road, Suite S124

Melville, NY 11747

USA

Attention: Chief Executive Officer

1.	Exercise of Stock Option. Effective as of today, I, _____________ the undersigned hereby elect to exercise my option to purchase ______________shares of Common Stock under and pursuant to the 2014 Long-Term Incentive Plan and the Israeli Appendix attached thereto (the "Plan" and the "Appendix", respectively) and the Award Agreement dated _______________.

2.	Delivery of Payment. I herewith deliver to the Company the amount of USD ________, constituting the full Exercise Price of the Stock Options and/or shares of Common Stock being exercised under this Notice of Exercise, as set forth in the Award Agreement. Furthermore, to the extent not already settled, I am attaching full payment of my relevant tax liabilities arising from those Stock Options and/or shares of Common Stock which were granted to me and any shares of Common Stock issued upon the exercise of all or part of any Stock Options.

3.	Rights as Stockholder. Until the issuance of the shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a stockholder shall exist with respect to the shares of Common Stock. The Shares shall be issued to me as soon as practicable after the Stock Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan and Appendix.

4.	Tax Consultation. I understand that I may suffer adverse tax consequences as a result of the purchase or disposition of the Shares. I hereby represent that I had ample opportunity to consult with a tax consultant of my choice in connection with the purchase or disposition of the shares of Common Stock being exercised hereunder and that I am not relying on the Company or any Affiliate of the Company for any tax advice.

5.	Additional Representations. I hereby acknowledge that I have been informed that nothing herein shall obligate the Company to register its shares of Common Stock or any portion of its shares of Common Stock on any stock exchange. I am aware of the directives set forth in Section 3(i) of the Israeli Income Tax Ordinance [New Version], 5721-1961 and the tax implications thereof.

[signature page follows]

3(i) Award Agreement

Signature Page of Notice of Exercise of Options

Participant	Company

Acknowledged, understood and agreed:	Nano Vibronix Inc.

[Signature of Participant]	[Signature]

[Printed Name of Participant]	[Printed Name of Signatory]

[Address of Participant]	[Title of Signatory]

[Date Received by Participant]	[Date signed by Company]